UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 12, 2016

Paragon Offshore plc
(Exact name of registrant as specified in its charter)

England and Wales	001-36465	98-1146017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700
Houston, Texas 77042
(Address of principal executive offices) (Zip Code)

+44 20 330 2300
(Registrant’s telephone number, including area code)

(Not applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Plan Support Agreement Relating to Restructuring

On February 12, 2016, Paragon Offshore plc (“Paragon”) and certain of its subsidiaries (collectively, the “Company”), entered into a plan support agreement (the “PSA”) with respect to the terms of a chapter 11 plan of reorganization with holders representing an aggregate of 77% of the outstanding $457 million of the Company’s 6.75% senior unsecured notes maturing July 2022 and the outstanding $527 million of the Company’s 7.25% senior unsecured notes maturing August 2024 (together, the “Noteholders”) together with lenders (“Revolver Lenders”) representing an aggregate of 89% of the outstanding debt (including letters of credit) under the Company’s Senior Secured Revolving Credit Agreement (the “Revolving Credit Agreement”), to support a restructuring on the terms of the Plan (as defined below) described herein, as well as the terms of a continuing letter of credit facility in the case of the Revolver Lenders. The PSA contemplates that the Company will file for voluntary relief under chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court in the District of Delaware (the “Bankruptcy Court”) on or before February 14, 2016 in accordance with the terms of the form of plan of reorganization annexed to the PSA (the “Plan”). A copy of the PSA and annexed Plan are filed herewith as Exhibits 99.1 and 99.2 respectively and are incorporated herein by reference.

Pursuant to the terms of the PSA and the Plan, the Revolving Credit Agreement shall be amended to provide for a $165 million upfront cash payment, an extension of the maturity to 2021, a rate increase to LIBOR + 450bps with a 1.00% LIBOR floor, a minimum liquidity covenant at all times set at $110 million (subject to a grace period if the minimum liquidity remains above $95 million), a suspension of the net leverage ratio and interest coverage covenants until the first quarter of 2018, as well as certain other amendments described in the Amended and Restated Credit Agreement Term Sheet which is included as Exhibit A to the Plan which is incorporated herein by reference.

Pursuant to the terms of the PSA and the Plan, the Noteholders shall receive: (i) a pro rata share of a cash payment of $345 million (the “Noteholder Cash Payment”); (ii) a pro rata share of 35% of the ordinary shares of reorganized Paragon (the “Noteholder Equity”); and (iii) a deferred cash payment of $20 million if the Company’s consolidated EBITDA (as defined in the Plan) for 2016 equals or exceeds $209 million, and a deferred cash payment of $15 million if the Company’s consolidated EBITDA for 2017 equals or exceeds $248 million but is less than $276 million or $30 million if the Company’s consolidated EBITDA for 2017 equals or exceeds $276 million (the “2017 Payment”).  The Noteholder group will also be entitled to appoint one additional member to Paragon’s board of directors. Existing shareholders will retain ownership of 65% of the ordinary shares of reorganized Paragon following emergence.  General unsecured claims are unimpaired under the Plan, and the Company’s Senior Secured Term Loan shall be reinstated.

The PSA contains certain covenants on the part of the Company, Noteholders and the Revolver Lenders, including that the Revolver Lenders and Noteholders vote in favor of the Plan and otherwise facilitate the restructuring transaction and forbear from exercising remedies against the Company. The PSA also provides for termination by each party upon the occurrence of certain events, including without limitation the failure of the Company to achieve certain milestones.

Noble Term Sheet Relating to Settlement Agreement

The Company has also entered into a binding term sheet (the “Term Sheet”) with Noble Corporation plc (“Noble”) with respect to a definitive settlement agreement (the “Noble Settlement Agreement”). Upon execution of the Noble Settlement Agreement, Noble will provide direct bonding in fulfillment of the requirements necessary to challenge tax assessments in Mexico relating to the Company’s business for the tax years 2005 through 2010 (the “Mexican Tax Assessments”). The Mexican Tax Assessments were originally allocated to the Company by Noble pursuant to the Tax Sharing Agreement by and between Noble and the Company (the “Tax Sharing Agreement”), which was entered into in connection the Company’s separation from Noble (the “Spin-Off”).  A copy of the Term Sheet is filed herewith as Exhibit 99.3 and incorporated herein by reference.  As previously disclosed, the Company has contested or intends to contest the Mexican Tax Assessments and it may be required to post bonds in connection therewith.  As of December 31, 2015, the Mexican Tax Assessments totaled approximately $200 million, with assessments for 2009 and 2010 yet to be received.  Additionally, Noble will be responsible for all of the ultimate tax liability for Noble legal entities and 50% of the ultimate tax liability for the Company’s legal entities following the defense of the Mexican Tax Assessments.  In consideration for this support, the Company has agreed to release Noble, fully and unconditionally, from any and all claims in relation to the Spin Off. The Noble Settlement has been approved by the boards of directors of both companies, but remains subject to execution of a definitive Noble Settlement Agreement and the approval of such definitive Noble Settlement Agreement by the Bankruptcy Court in the Company’s chapter 11 proceeding.

The consummation of the Plan is subject to customary closing conditions including without limitation, the entry into the Noble Settlement Agreement and Bankruptcy Court approval, and no assurance can be given that the transactions specified in the Plan will be consummated.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.4 to this Current Report on Form 8-K, is a copy of the Company’s press release dated February 12, 2016 announcing the entry into of the PSA and the Term Sheet.

In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.4 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall Exhibit 99.4, be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to risks associated with the Company’s reorganization, the ability of the Company to implement the Plan in Bankruptcy Court, the treatment of the Mexican Tax Assessments, the execution of the Noble Settlement Agreement, general nature of the oil and gas industry, actions by regulatory authorities, customers and other third parties, and other factors detailed in the “Risk Factors” section of Paragon’s annual report on Form 10-K for the fiscal year ended December 31, 2014, Paragon’s most recently filed report on Form 10-Q, and in Paragon’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Plan Support Agreement
99.2	Plan of Reorganization
99.3	Term Sheet Regarding Noble Settlement
99.4	Press Release, dated February 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paragon Offshore plc

February 12, 2016	By:	/s/ Todd D. Strickler
Name: Todd D. Strickler
Title: Vice President, General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Plan Support Agreement
99.2	Plan of Reorganization
99.3	Term Sheet Regarding Noble Settlement
99.4	Press Release Dated February 12, 2016